Exhibit 99.1

MOHEGAN GAMING & ENTERTAINMENT

ANNOUNCES FIRST QUARTER FISCAL 2019 OPERATING RESULTS

Uncasville, Connecticut, February 7, 2019 – Mohegan Gaming & Entertainment (“MGE” or the “Company”), a master developer and operator of premier global integrated entertainment resorts, including Mohegan Sun in Uncasville, Connecticut and Inspire Korea in Incheon, South Korea, announced today operating results for its first fiscal quarter ended December 31, 2018.

“While consolidated first quarter revenues and Adjusted EBITDA were modestly below prior year results, we remain encouraged, as overall gaming volumes at our flagship property, Mohegan Sun, were better than expected following the first full quarter of increased competition in the Northeast gaming market,” said Mario Kontomerkos, President & Chief Executive Officer of MGE. “Additionally, non-gaming revenues in Connecticut improved significantly, reflecting the initial implementation phases of our previously disclosed multi-year profit enhancement initiatives. Despite the early success of these programs, and the overall outperformance relative to internal and consensus external forecasts, these strategic revenue enhancement and operational cost containment initiatives will continue to ramp up for the foreseeable future. In addition, we are also excited to embark on the next phase of our integrated gaming and entertainment strategy, having recently announced a strategic partnership with the Kindred Group, a leading international online gaming and sports wagering operator. This agreement will provide Mohegan Sun Pocono with a total sports wagering solution, including technology and brand support for our brick and mortar sports book operation, along with a complete online sports waging offering. This announcement comes on the heels of our success at Resorts Atlantic City, which hosts the market leading DraftKings sports book. These experiences leave us well positioned to react quickly to the prospect for sports wagering legislation in Connecticut as well, to the extent that materializes in this current legislative session.”

Selected consolidated operating results for the first quarter ended December 31, 2018 and prior year period (unaudited):

•	Net revenues of $319.5 million vs. $331.5 million in the prior year period, a 3.6% decrease;

•	Income from operations of $43.4 million vs. $55.0 million in the prior year period, a 21.1% decrease; and

•	Adjusted EBITDA of $71.9 million vs. $76.0 million in the prior year period, a 5.4% decrease.

Consolidated net revenues declined modestly during the quarter, driven by slightly lower gaming revenues at Mohegan Sun and Mohegan Sun Pocono, and continued increases in promotional activities in the Mohegan Sun Pocono gaming market. These factors, combined with higher slot taxes assessed by the Commonwealth of Pennsylvania and increased healthcare costs, all contributed to the year-over-year decline in Adjusted EBITDA.

On October 1, 2018, the Company adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), on a modified retrospective basis. As such, results for the three month period ended December 31, 2018 in this release are presented under this new guidance, while results for the three month period ended December 31, 2017 remain presented under prior guidance. For an analysis that provides comparative results under this new guidance, please see our supplemental earnings deck, available on our website (https://mohegangaming.com/financial-information/).

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31, 2018	December 31, 2017	Variance	Percentage Variance
Net revenues	$252,679	$262,937	$(10,258)	(3.9%)
Income from operations	$44,063	$56,393	$(12,330)	(21.9%)
Adjusted EBITDA	$68,549	$73,534	$(4,985)	(6.8%)

Net revenues and Adjusted EBITDA declined modestly during the quarter, driven by lower overall gaming revenues which were largely offset by stronger non-gaming results. Slot and table volumes declined a modest 3.7% and 0.9%, respectively, well ahead of internal and industry expectations. Gaming revenues were also adversely impacted by lower hold for both slots and tables. Non-gaming revenues increased during the quarter, with increases in almost all segments of the business. When comparing our first quarter results to the prior period under the new revenue standard, notably our food and beverage revenues increased 11%, while hotel revenues increased 8.0%, reversing last quarter’s 2.8% decline. The decline in Adjusted EBITDA also reflects higher medical expenses.

Mohegan Sun Pocono

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31, 2018	December 31, 2017	Variance	Percentage Variance
Net revenues	$60,791	$64,804	$(4,013)	(6.2%)
Income from operations	$7,192	$7,675	$(483)	(6.3%)
Adjusted EBITDA	$10,608	$11,017	$(409)	(3.7%)

Net revenues declined during the quarter, driven by lower gaming revenues, which reflect the adverse impact from lower table hold, combined with efforts to increase profitability associated with hotel marketing programs. Overall, the local gaming market remains characterized by continued aggressive promotional activity from a regional competitor, although December results suggest a return to normalized levels. Overall, Adjusted EBITDA was adversely impacted from lower revenues, higher slot taxes given a 1% increase in slot taxes assessed by the Commonwealth of Pennsylvania, effective January 1, 2018, and unusually high medical expenses during the quarter. These results were partially offset by a reduction in gaming costs and expenses, including lower payroll costs and certain casino marketing and promotional expenses.

Corporate

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31, 2018	December 31, 2017	Variance	Percentage Variance
Net revenues	$6,090	$3,803	$2,287	60.1%
Loss from operations	$(7,885)	$(9,068)	$1,183	13.0%
Adjusted EBITDA	$(7,291)	$(8,566)	$1,275	14.9%

The increase in net revenues and Adjusted EBITDA was primarily due to higher management fees from ilani Casino Resort driven by continued improvement in performance at the property.

MGE Property Information

(in thousands, unaudited)	Net Revenues For the Three Months Ended		Income (Loss) from Operations For the Three Months Ended		Adjusted EBITDA For the Three Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Mohegan Sun	$252,679	$262,937	$44,063	$56,393	$68,549	$73,534
Mohegan Sun Pocono	60,791	64,804	7,192	7,675	10,608	11,017
Corporate	6,090	3,803	(7,885)	(9,068)	(7,291)	(8,566)
Inter-segment revenues	(60)	(60)	—	—	—	—

Total	$319,500	$331,484	$43,370	$55,000	$71,866	$75,985

Other Information

Liquidity

As of December 31, 2018, MGE held cash and cash equivalents of $101.6 million, compared to $103.9 million as of September 30, 2018. As of December 31, 2018, $66.0 million was drawn on MGE’s $250.0 million revolving credit facility, while no amounts were drawn on MGE’s $25.0 million line of credit. As of December 31, 2018, letters of credit issued under the revolving credit facility totaled $2.3 million, of which no amounts were drawn. Inclusive of letters of credit, which reduce borrowing availability under the revolving credit facility, MGE had approximately $181.7 million of borrowing capacity under its revolving credit facility and line of credit as of December 31, 2018.

Conference Call

MGE will host a conference call and simultaneous webcast regarding its first quarter of fiscal 2019 operating results on February, 7th, 2019 at 11:00 a.m. (Eastern Daylight Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(508) 637-5458 (International)

Conference ID: 6140708

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on MGE’s website at www.mohegangaming.com, under the “Financial Information/Financial Updates” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on February 7th, 2019. This replay will run through February 21, 2019.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 6140708

About Mohegan Gaming & Entertainment

Mohegan Gaming & Entertainment is a master developer and operator of premier global integrated entertainment resorts, including Mohegan Sun in Uncasville, Connecticut, and Inspire in Incheon, South Korea. The Company is owner, developer, and/or manager of integrated entertainment resorts throughout the United States, including Connecticut, New Jersey, Washington, Pennsylvania, Louisiana, Northern Asia, and, beginning in mid-2019, Niagara Falls, Canada. MGE owns and operates Connecticut Sun, a professional basketball team in the Women’s National Basketball Association, and the New England Black Wolves, a professional lacrosse team in the National Lacrosse League. For more information on MGE and our properties, visit www.mohegangaming.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of MGE. Information concerning potential factors that could affect MGE’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2018, as well as in MGE’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. MGE does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. MGE cannot assure that projected results or events will be achieved or will occur.

MOHEGAN GAMING & ENTERTAINMENT

CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

(unaudited)

	For the Three Months Ended December 31, 2018	For the Three Months Ended December 31, 2017
Revenues:
Gaming (1)	$221,935	$287,006
Food and beverage (1)	34,806	21,820
Hotel (1)	22,977	14,907
Retail, entertainment and other (1)	39,782	32,888

Gross revenues	319,500	356,621
Less - Promotional allowances (1)	—	(25,137)

Net revenues	319,500	331,484

Operating costs and expenses:
Gaming (1)	128,664	164,315
Food and beverage (1)	26,447	10,189
Hotel (1)	9,803	7,005
Retail, entertainment and other (1)	20,762	11,617
Advertising, general and administrative (1)	49,018	50,377
Corporate	12,425	12,153
Depreciation and amortization	27,090	20,207
Other, net	1,921	621

Total operating costs and expenses	276,130	276,484

Income from operations	43,370	55,000

Other income (expense):
Interest income	3,439	3,869
Interest expense	(36,010)	(28,336)
Other, net	(91)	(1,843)

Total other expense	(32,662)	(26,310)

Net income	10,708	28,690
(Income) loss attributable to non-controlling interests	(86)	519

Net income attributable to Mohegan Gaming & Entertainment	$10,622	$29,209

(1)

On October 1, 2018, the Company adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), on a modified retrospective basis. Please refer to the following page of this release for further details.

MOHEGAN GAMING & ENTERTAINMENT

SUPPLEMENTAL INFORMATION

IMPACT OF ADOPTING ASC 606

(in thousands)

(unaudited)

	For the Three Months Ended December 31, 2018	Balance Without ASC 606	Effect of Change Higher/ (Lower)
Revenues:
Gaming (1), (2), (3)	$221,935	$266,328	$(44,393)
Food and beverage (2), (3)	34,806	23,556	11,250
Hotel (2), (3)	22,977	16,815	6,162
Retail, entertainment and other (2), (3)	39,782	39,987	(205)

Gross revenues	319,500	346,686	(27,186)
Less: Promotional allowances (2), (3)	—	(22,737)	22,737

Net revenues	319,500	323,949	(4,449)
Operating costs and expenses:
Gaming (1), (2), (3)	128,664	157,026	(28,362)
Food and beverage (2), (3)	26,447	15,067	11,380
Hotel (2), (3)	9,803	7,048	2,755
Retail, entertainment and other (2), (3)	20,762	12,407	8,355
Advertising, general and administrative (3)	49,018	48,909	109
Corporate	12,425	12,425	—
Depreciation and amortization	27,090	27,090	—
Other, net	1,921	1,921	—

Total operating costs and expenses	276,130	281,893	(5,763)

Income from operations	$43,370	$42,056	$1,314

On October 1, 2018, the Company adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), on a modified retrospective basis.

(1)

ASC 606 modified the accounting related to loyalty points. The Company is now required to reduce gaming revenues by the estimated fair value of loyalty points earned by patrons and recognize the related revenues when such loyalty points are redeemed.

(2)

ASC 606 modified the accounting related to promotional allowances. The Company no longer recognizes revenues for complimentary items provided to patrons, as well as for goods and services provided to patrons in connection with loyalty point redemptions, as gross revenues with a corresponding offset to promotional allowances to arrive at net revenues. The majority of such amounts previously included within promotional allowances now offset gaming revenues based on an allocation of revenues to performance obligations utilizing stand-alone selling prices. These changes resulted in the elimination of promotional allowances and the reclassification of revenues between the various revenue line items.

(3)

ASC 606 modified gross versus net presentation. The Company now records mandatory service charges on food and beverage items and wide area progressive operator fees on a gross basis, with amounts received from patrons recorded as revenues with the corresponding amounts paid recorded as expenses. This change resulted in an increase in revenues with a corresponding increase in expenses.

MOHEGAN GAMING & ENTERTAINMENT

ADJUSTED EBITDA RECONCILIATIONS

Reconciliations of Net Income to Adjusted EBITDA:

Reconciliations of net income, a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, to Adjusted EBITDA are shown below (in thousands, unaudited):

	For the Three Months Ended
	December 31, 2018	December 31, 2017
Net income	$10,708	$28,690
Other, net	91	1,843
Interest expense	36,010	28,336
Interest income	(3,439)	(3,869)

Income from operations	43,370	55,000

Adjusted EBITDA attributable to non-controlling interests	(515)	157
Other, net	1,921	621
Depreciation and amortization	27,090	20,207

Adjusted EBITDA	$71,866	$75,985

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA:

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands, unaudited):

	For the Three Months Ended December 31, 2018
	Income (Loss) from Operations	Depreciation and Amortization	Other, net	Adjusted EBITDA Attributable to Non-Controlling Interests	Adjusted EBITDA
Mohegan Sun	$44,063	$23,637	$468	$381	$68,549
Mohegan Sun Pocono	7,192	3,416	—	—	10,608
Corporate	(7,885)	37	1,453	(896)	(7,291)

Total	$43,370	$27,090	$1,921	$(515)	$71,866

	For the Three Months Ended December 31, 2017
	Income (Loss) from Operations	Depreciation and Amortization	Other, net	Adjusted EBITDA Attributable to Non-Controlling Interests	Adjusted EBITDA
Mohegan Sun	$56,393	$16,844	$(16)	$313	$73,534
Mohegan Sun Pocono	7,675	3,325	17	—	11,017
Corporate	(9,068)	38	620	(156)	(8,566)

Total	$55,000	$20,207	$621	$157	$75,985

Adjusted EBITDA Explanation:

Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. MGE historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents net income before interest, depreciation and amortization, gain on disposition of assets, workforce reduction severance, pre-opening costs and expenses, accretion of discounts, income from unconsolidated affiliates, other non-operating income and expense and Adjusted EBITDA attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate MGE’s operations and, when viewed with both MGE’s GAAP results and the reconciliations provided, MGE believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) MGE believes it enhances an overall understanding of MGE’s past and current financial performance; (2) MGE believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of MGE’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) MGE uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of MGE’s performance) or cash flows provided by operating activities (as an indicator of MGE’s liquidity), nor should it be considered as an indicator of MGE’s overall financial performance. MGE’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest and depreciation and amortization. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of MGE’s results. MGE compensates for these limitations by providing relevant disclosures of items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. MGE strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contact:

Christopher Jones

VP Corporate Finance

Mohegan Gaming & Entertainment

(860) 862-8000